Exhibit 99.88

Results of voting at the Annual Meeting of FNB Bancorp shareholders held on May 19, 2010

Election of Directors	Votes For	Votes Withheld	Nonvotes
Lisa Angelot	2,021,093	9,446	551,411
Thomas G. Atwood, D.D.S.	2,021,093	9,446	551,411
Ronald R. Barels, D.D.S.	2,017,659	9,446	554,845
Jim D. Black	2,021,093	9,446	551,411
Anthony J. Clifford	2,021,093	9,446	551,411
Merrie Turner Lightner	2,020,260	10,379	551,311
Thomas C. McGraw	2,021,093	9,446	551,411
Michael Pacelli	2,020,302	10,237	551,411
Edward J. Watson	2,021,093	9,446	551,411

Advisory Vote on Executive Compensation	Votes For	Against	Abstain
	2,454,360	33,701	93,889

Appointment of Moss Adams LLP	Votes For	Against	Abstain
	2,577,374	1,655	2,921

For further information contact:

David A. Curtis
Senior Vice President & Chief Financial Officer
Tel: (650) 875-4862	Fax: (650) 588-9695